Exhibit 99.1

14 Schoolhouse Road

Somerset NJ 08873 USA

catalent.com

+ 1 888 SOLUTION (76588466)

Investor Contact:

Thomas Castellano

+1 (732) 537-6325

investors@catalent.com

Media Contacts:

Chris Halling +44 (0)7580 041073 chris.halling@catalent.com	Richard Kerns +44 (0) 161 728 5880 richard@nepr.agency

Catalent Completes Acquisition of Gene Therapy Leader Paragon Bioservices, Inc. for $1.2 Billion

SOMERSET, N.J. – May 20, 2019 — Catalent, Inc. (NYSE: CTLT), the leading global provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products, today announced that it has completed the $1.2 billion acquisition of Paragon Bioservices, Inc., a leading viral vector development and manufacturing partner for gene therapies.

With the addition of Paragon’s specialized expertise in adeno-associated virus (AAV) vectors, the most commonly used vector to deliver DNA to cells, Catalent is positioned to capitalize on strong industry tailwinds in the potentially $40 billion addressable market for gene therapies. Paragon also brings to Catalent its unique and differentiated scientific, development, and manufacturing capabilities, which will fundamentally enhance Catalent’s biologics business and end-to-end integrated biopharmaceutical solutions for customers.

Paragon recently announced the opening of its new, state-of-the-art commercial manufacturing center near the Baltimore-Washington International (BWI) airport, which is equipped with several 500-liter and 2,000-liter single-use bioreactors for clinical through commercial material production. The new large-scale production campus – now combined with a recently leased second building which will be built out for commercial GMP manufacturing – has the potential for more than 425,000 square feet of manufacturing space upon completion.

Paragon has GMP manufacturing projects underway with more than half of the top 40 leading gene therapy developers worldwide. Catalent is committed to continuing the resource dedication for Paragon’s customers and maintaining a flexible and reliable development and manufacturing partnership for its clients. The company currently employs over 380 individuals at its two Baltimore-area sites, all of whom will join the existing Catalent team of over 11,000 employees.

In connection with the acquisition of Paragon, Catalent Pharma Solutions, Inc., as borrower, and certain other wholly owned subsidiaries of Catalent entered into an amendment, dated as of May 17, 2019, to its existing credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, to provide for, among other things, $950 million of incremental term loans and a $350 million increase to its revolving credit facility. The proceeds of the incremental term loans were used to fund a portion of the acquisition consideration and for general working capital purposes, to pay fees, costs and expenses incurred in connection with the transactions contemplated hereby, for capital expenditures of Paragon and to prepay a portion of the existing term loans.

Also in connection with the acquisition of Paragon, Catalent completed the issuance of $650 million of a new series of convertible preferred stock to funds affiliated with Leonard Green & Partners, L.P. Effective as of the closing of the acquisition, Peter Zippelius, a partner at Leonard Green & Partners, joined Catalent’s Board of Directors.

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About Catalent

Catalent is the leading global diversified provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products. With more than 85 years serving the industry, Catalent has proven expertise in bringing more customer products to market faster, enhancing product performance and ensuring reliable clinical and commercial product supply. Catalent employs over 11,000 people, including over 1,800 scientists, at more than 30 facilities across five continents, and in fiscal year 2018 generated approximately $2.5 billion in annual revenue. Catalent is headquartered in Somerset, New Jersey. For more information, visit www.catalent.com.

About Catalent Biologics

Catalent Biologics provides advanced technologies and integrated solutions for biologic development and manufacturing, including antibody-drug conjugates (ADCs), bi- and multi-specific antibodies, biosimilars and gene therapies, from DNA to fill/finish and commercial supply. With more than 20 years’ experience, Catalent Biologics has worked with 600+ monoclonal antibodies and 80+ recombinant proteins with 115+ clinical trials in progress and 11 marketed products utilizing GPEx® cell line engineering technology, and 20 commercially approved products through fill/finish. For more information on Catalent Biologics, visit www.catalent.com/biologics.

More products. Better treatments. Reliably supplied.™

About Leonard Green & Partners

Leonard Green & Partners, L.P. is a leading private equity investment firm founded in 1989 and based in Los Angeles. The firm partners with experienced management teams and often with founders to invest in market-leading companies. Since inception, LGP has invested in over 90 companies in the form of traditional buyouts, going-private transactions, recapitalizations, growth equity, and selective public equity and debt positions. LGP primarily focuses on companies providing services, including consumer, business, and healthcare services, as well as retail, distribution, and industrials. Select past and current investments include IQVIA, MultiPlan, Aspen Dental, Whole Foods Market, Shake Shack, Activision, and Petco. Its most recent fund, Green Equity Investors VII, L.P., closed in 2016 with $9.6 billion of committed capital. For more information, please visit www.leonardgreen.com.

Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe our objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: our integration of Paragon Bioservices, Inc. into our overall operations or realizing on the anticipated business from the acquisition; changes to our business, our industry, or the overall economic climate that limit our ability to obtain the desired deleveraging, general industry conditions and competition; product or other liability risk inherent in the design, development, manufacture and marketing of our offerings; inability to enhance our existing or introduce new technology or services in a timely manner; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; and our substantial debt and debt service requirements that restrict our operating and financial flexibility and impose significant interest and financial costs; or difficulty in integrating other acquisitions into our existing business, thereby reducing or eliminating the anticipated benefits of the acquisition. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.